UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2007
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714

  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 8, 2007, Stuart Kosh resigned as a member of VoIP, Inc.’s (the “Company”) board of directors for personal reasons.

On December 10, 2007, the Company appointed Arthur McCabe and Kevin Behanna as Co-Chief Technology Officers.

See also Item 8.01 below.

Item 8.01 Other Events.

On October 17, 2007 the Company’s Board of Directors granted the following compensation to non-employee Board members:

1.
Additional common shares each calendar quarter such that their ownership in the Company’s common shares equals ½ percent of the Company’s outstanding common shares at any given time for each year of service on the Board (less any portions of these shares subsequently sold or otherwise disposed of), with such annual determination and vesting of the ½% being made at the later of the beginning of each calendar year or the date individual Board members join the Board, and effective retroactive to each non-employee’s date that they joined the Board; and

2.	Retroactive to January 1, 2007, $50,000 in cash per year (paid quarterly), and that this compensation be in lieu of any previously-existing per-meeting cash compensation since January 1, 2007.

Also on October 17, 2007 Company’s Board of Directors approved that Robert Staats, the Company’s Chief Accounting Officer, be compensated (in addition to other current compensation) with the vested right to receive additional common shares each calendar quarter such that his ownership in the Company’s common shares equals two (2) percent of the Company’s outstanding common shares at any given time (less any portions of these shares subsequently sold or otherwise disposed of).

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

17.1	Stuart Kosh Letter of Resignation dated December 8, 2007.
17.2	Letter from Stuart Kosh dated December 10, 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.
Date: December 12, 2007
	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

17.1 Stuart Kosh Letter of Resignation dated December 8, 2007.
17.2 Letter from Stuart Kosh dated December 10, 2007.